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                                                                     Exhibit 5.1



                                                            May 11, 2001



UST Inc.
100 West Putnam Avenue
Greenwich, Connecticut 06830


                  Re:   UST Inc. - Registration Statement on Form S-8
                        ---------------------------------------------


Ladies and Gentlemen:

     We have acted as special counsel to UST Inc., a Delaware corporation (the "Company"), in connection with the registration of 6,000,000 shares (the "Shares") of the Company's common stock, par value $0.50 per share (the "Common Stock"), issuable pursuant to the Company's 2001 Stock Option Plan (the "Plan").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8 relating to the Shares filed with the Securities and Exchange Commission (the "Commission") under the Act on May 11, 2001 (the "Registration Statement"); (ii) specimen certificates representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the Amended and Restated Bylaws of the Company, as presently in effect; (v) the Plan;

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and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropri ate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed docu ments or documents to be executed, we have assumed that the parties thereto, other than the Company, were duly organized and are validly existing under the laws of their respective jurisdictions of incorporation, and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execu tion and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth below, we have assumed that the certificates representing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

     We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plan are consistent with the Plan and have been duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to the Plan will be in an amount at least equal to the par value of such Shares.

     Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion with respect to the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares

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have been duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                    Very truly yours,


                                    /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP


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